                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57421) pertaining to the Fidelity National Corporation Tax Deferred 401(k) Savings Plan of our report dated June 14, 2002, with respect to the financial statements and schedule of the Fidelity National Corporation Tax Deferred 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                       /s/ Ernst & Young LLP


June 26, 2002
Atlanta, Georgia